                                                      Registration No. 333-78181
      As filed with the Securities and Exchange Commission on May 11, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                Amendment No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                       AMERICAN ONCOLOGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                              8099                               84-1213501
(State or other jurisdiction          (Primary Standard Industrial     (I.R.S. Employer Identification No.)
 of incorporation or                   Classification Code Number)
 organization)

                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060
                                 (281) 873-2674
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Phillip H. Watts
                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060
                                 (281) 873-2674
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

    Diana M. Hudson and B. Scott Aitken                  Cynthia Y. Reisz
   Mayor, Day, Caldwell & Keeton, L.L.P.              Bass, Berry & Sims PLC
         700 Louisiana, Suite 1900                  2700 First American Center
           Houston, Texas 77002                     Nashville, Tennessee 37238
              (713) 225-7000                              (615) 742-6200

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger (the "Merger") of Diagnostic Acquisition, Inc. ("Merger Sub") with and into Physician Reliance Network, Inc. ("PRN") pursuant to the Agreement and Plan of Merger dated as of December 11, 1998, among the Registrant, Merger Sub and PRN, described in the enclosed Joint Proxy Statement and Prospectus.

   If the securities being registered on the Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The Registrant hereby amends Part II of its Registration Statement on Form S-4 (No. 333-78181) as set forth on the attached pages. This amendment is being filed to include page II-5 of Part II, which was inadvertently omitted from the original filing due to a transmission error.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. AOR's amended and restated certificate of incorporation provides that AOR's directors are not liable to AOR or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

   Section 145 of the Delaware General Corporation Law grants to a corporation the power to indemnify each of its officers and directors against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of such corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated bylaws of AOR provide for indemnification of each officer and director of AOR to the fullest extent permitted by Delaware law.

   Section 145 of the Delaware General Corporation Law also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. AOR has purchased and maintains a directors' and officers' liability policy for such purposes.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:

 Exhibit
   No.                                 Description
 -------                               -----------
   2.1   Agreement and Plan of Merger by American Oncology Resources, Inc.,
         Diagnostic Acquisition, Inc. and Physician Reliance Network, Inc.
         (filed as an Exhibit to the Form 8-K filed with the Securities and
         Exchange Commission on December 15, 1998 and incorporated by reference herein).
   4.1   Certificate of Incorporation of the Registrant, as amended
         (incorporated by reference from Form 10-Q for the period ended June
         30, 1997)
   4.2   Bylaws of the Registrant, as amended (incorporated by reference from
         Form 10-Q for the period ended June 30, 1997)
   4.3   Amended and Restated Certificate of Incorporation of the Registrant
         (incorporated by reference to Appendix E to the Joint Proxy Statement and Prospectus included in this Registration Statement)
  *4.4   Amended and Restated Bylaws of the Registrant to be effective upon consummation of the Merger
   4.5   Rights Agreement between the Company and American Stock Transfer &
         Trust Company (incorporated by reference from Form 8-A filed June 2,
         1997)
   4.6   Specimen Common Stock Certificate of AOR (Filed as Exhibit 4.1 to
         AOR's Registration Statement on Form S-1 (No. 33-90634) and
         incorporated herein by reference)
  *5     Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.
  *8     Form of Opinion of Bass, Berry & Sims PLC
 *23.1   Consent of PricewaterhouseCoopers LLP, independent accountants for AOR
 *23.2   Consent of Arthur Andersen LLP, independent accountants for PRN
 *23.3   Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit
         5)
 *23.4   Consent of Bass, Berry & Sims PLC (included in Exhibit 8)
 *23.5   Consent of BT Alex. Brown Incorporated
 *23.6   Consent of Goldman, Sachs & Co.

 Exhibit
   No.                              Description
 -------                            -----------
 *99.1   Consent of Person to become a Director--Nancy G. Brinker
 *99.2   Consent of Person to become a Director--John T. Casey
 *99.3   Consent of Person to become a Director--J. Taylor Crandall
 *99.4   Consent of Person to become a Director--Robert W. Daly
 *99.5   Consent of Person to become a Director--Stephen E. Jones, M.D.
 *99.6   Consent of Person to become a Director--Boone Powell, Jr.
 *99.7   Consent of Person to become a Director--Burton S. Schwartz, M.D.
 *99.8   Form of AOR Proxy
 *99.9   Form of PRN Proxy

--------
* Previously Filed.

   (b) Financial Statement Schedules:

     None.

ITEM 22. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)

     (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 ((S) 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                         [Signature Page on Next Page]

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, AOR certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on May 10, 1999.

                                          AMERICAN ONCOLOGY RESOURCES, INC.

                                              /s/     R. Dale Ross
                                          By:__________________________________
                                                      R. Dale Ross
                                                  Chairman of the Board
                                               and Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Dale Ross, Lloyd K. Everson, M.D. and L. Fred Pounds and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of American Oncology Resources, Inc.) to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of American Oncology Resources, Inc. and in the capacities and on the date indicated.

              Signature                      Title                   Date

                                     Chief Executive
   /s/     R. Dale Ross               Officer and               May 10, 1999
                                      Chairman of the
-----------------------------------   Board
           R. Dale Ross               (Principal Executive Officer)



   /s/Lloyd K. Everson, M.D.         President, and             May 10, 1999
                                      Director
-----------------------------------
      Lloyd K. Everson, M.D.



   /s/    L. Fred Pounds             Vice President-Finance     May 10, 1999
                                      and Chief Financial
-----------------------------------   Officer (Principal
          L. Fred Pounds              Financial and
                                      Accounting Officer)


                                     Director                   May   , 1999
-----------------------------------
         Russell L. Carson


                                     Director                   May   , 1999
-----------------------------------
          James E. Dalton


                                     Director                   May   , 1999
-----------------------------------
         Kyle M. Fink, M.D.

              Signature                      Title                   Date

   /s/Stanley F. Marks, M.D.         Director                   May 7, 1999
-----------------------------------
      Stanley F. Marks, M.D.

   /s/   Richard B. Mayor            Director                   May 7, 1999
-----------------------------------
         Richard B. Mayor

   /s/Magaral S. Murali, M.D.        Director                   May 7, 1999
-----------------------------------
      Magaral S. Murali, M.D.

   /s/  Robert A. Ortenzio           Director                   May 7, 1999
-----------------------------------
        Robert A. Ortenzio

   /s/Edward E. Rogoff, M.D.         Director                   May 7, 1999
-----------------------------------
      Edward E. Rogoff, M.D.